Chanticleer Holdings Reports Positive Adjusted EBITDA for Second Quarter; Revenue Increases 25%

- Strong Growth, Improved Revenue Mix and Efficiency Initiatives Drive Improved Profitability -

CHARLOTTE, NC – August 11, 2016 — Chanticleer Holdings, Inc. (NASDAQ: HOTR) (“Chanticleer,” or the “Company”), owner, operator and franchisor of multiple branded restaurants in the U.S. and abroad, today announced financial results for the second quarter ended June 30, 2016.

Second Quarter Revenue Increases 25%, Company Achieves Adjusted EBITDA Profitability:

●	Total revenue for the second quarter increased 25.0% to $10.8 million, primarily from growth in the Fast Casual Better Burger segment.

●	Cost of sales improved to 32.7% compared to 34.5% in the comparable quarter last year.

●	Operating expenses improved to 54.5% compared to 58.4% in the comparable quarter last year.

●	General and administrative expenses decreased to 12.8% from 21.0% in the comparable quarter last year.

●	Net loss from continuing operations decreased to $(0.6) million or $(0.03) per share, compared to $(2.6) million or $(0.21) in the comparable quarter last year.

●	Restaurant EBITDA improved to $1.4 million compared to $0.7 million for the comparable quarter of last year.

●	Adjusted EBITDA improved to a profit of $0.2 million compared to a loss of $(0.6) million in the comparable quarter last year.

Six Months Revenue Increases 38%; $1.3 Million Adjusted EBITDA Improvement:

●	Total revenue for the six months increased 38.0% to $20.9 million, primarily from growth in the Fast Casual Better Burger segment.

●	Cost of sales improved to 32.9%, compared to 34.8% in the comparable period last year.

●	Operating expenses improved to 55.3% compared to 58.3% in the comparable period last year

●	General and administrative expenses decreased to 14.6% from 23.2% of sales in the comparable period last year.

●	Net loss from continuing operations decreased to $(1.5) million or $(0.07) per share, compared $(4.6) million or $(0.50) in the comparable period last year.

●	Net cash from operating activities improved to positive $0.3 million compared to a negative $(2.9) million in the first six months of last year.

●	Restaurant EBITDA improved to $2.6 million compared to $1.2 million in the first six months of last year

●	Adjusted EBITDA improved to a loss of $(0.0) million compared to a loss of $(1.3) million in the first six months of last year.

In June 2016, the Company approved a plan to exit the Australia and Eastern Europe markets, authorizing management to sell or close its five Hooters stores in Australia and its one store in Budapest. Management expects to complete negotiation of terms during the third quarter of 2016, and complete the disposal of the operations by the end of 2016. Accordingly, the operating results and related accounts of those regions have been classified as discontinued operations.

Mike Pruitt, Chairman and CEO of Chanticleer commented, “This was a very strong quarter for Chanticleer; we crossed a critical threshold and achieved EBITDA profitably from our continuing operations. These results were achieved primarily through growth and strong performance at our fast casual better burger segment, the recent strategic discontinuation of certain international stores to focus on restaurants with the strongest economic returns, and realization of initial cost benefits stemming from efficiency initiatives across our company.”

Mr. Pruitt continued, “Our Better Burger business, which now accounts for well over half of our revenue, performed very well due to the growing strength of our regional brands. Little Big Burger (LBB), for example, has proven to be an exemplary acquisition and we have meaningfully increased the profitability of this business since acquiring it. We continue to expand our regional concepts through a combination of new company owned and franchise stores, and look forward to continuing to drive organic revenue growth, enhanced margins and grow profitability.”

Conference Call

The Company will hold a conference call on August 11, 2016 at 9:00 a.m. Eastern Time, to discuss the results of its second quarter ended June 30, 2016.

To access the call, dial (877) 407-8133 approximately five minutes prior to the scheduled start time. International callers please dial (201) 689-8040. To access the webcast, including the quarterly slide presentation, log onto the Chanticleer website at http://ir.stockpr.com/chanticleerholdings/overview.

A replay of the teleconference will be available until September 11, 2016 and may be accessed by dialing (877) 660-6853. International callers may dial (201) 612-7415. Callers should use conference ID: 13642809.

Use of Non-GAAP Measures

Chanticleer Holdings, Inc. prepares its condensed consolidated financial statements in accordance with United States generally accepted accounting principles (“GAAP”). In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses information regarding Adjusted EBITDA and Restaurant EBITDA, which differ from the term EBITDA as it is commonly used. In addition to adjusting net income (loss) from continuing operations to exclude taxes, interest, and depreciation and amortization, Adjusted EBITDA also excludes pre-opening and closing costs for our restaurants, non-cash expenses, transaction-related expenses, change in fair value of derivative liability and other income and expenses. In addition, Restaurant EBITDA also excludes management fee income, franchise revenue and general and administrative expenses. Adjusted EBITDA and restaurant EBITDA are not measures of performance defined in accordance with GAAP. However, adjusted EBITDA and restaurant EBITDA are used internally in planning and evaluating the company’s operating performance and by the Company’s creditors. Accordingly, management believes that disclosure of these metrics offers investors, bankers and other stakeholders an additional view of the company’s operations that, when coupled with the GAAP results, provides a more complete understanding of the Company’s financial results.

Adjusted EBITDA and Restaurant EBITDA should not be considered as alternatives to net loss or to net cash used in operating activities as a measure of operating results or of liquidity. It may not be comparable to similarly titled measures used by other companies, and it excludes financial information that some may consider important in evaluating the company’s performance. A reconciliation of GAAP net income (loss) to Adjusted EBITDA and Restaurant EBITDA is included in the accompanying financial schedules.

For further information, please refer to Chanticleer’s Quarterly Report on Form 10-Q to be filed with the SEC on or about August 11, 2016, available online at www.sec.gov.

About Chanticleer Holdings, Inc.

Headquartered in Charlotte, NC, Chanticleer Holdings (HOTR), together with its subsidiaries, owns and operates restaurant brands in the United States and internationally. The Company is a franchisee owner of Hooters® restaurants in international markets including Australia, South Africa, and Europe, and two Hooters restaurants in the United States. The Company also owns and operates American Burger Co., BGR the Burger Joint, BT’s Burger Joint, Little Big Burger and Just Fresh restaurants in the U.S.

For further information, please visit www.chanticleerholdings.com

Facebook: www.Facebook.com/ChanticleerHOTR

Twitter: http://Twitter.com/ChanticleerHOTR

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include projections, predictions, expectations or statements as to beliefs or future events or results or refer to other matters that are not historical facts. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by these statements. The forward-looking statements contained in this press release are based on various factors and were derived using numerous assumptions. In some cases, you can identify these forward-looking statements by the words “anticipate”, “estimate”, “plan”, “project”, “continuing”, “ongoing”, “target”, “aim”, “expect”, “believe”, “intend”, “may”, “will”, “should”, “could”, or the negative of those words and other comparable words.

Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Forward-looking statements in this press release include, without limitation, statements reflecting management’s expectations for future financial performance and operating expenditures, expected growth, profitability and business outlook, increased sales and marketing expenses, and the expected results from the integration of our acquisitions.

Forward-looking statements are only current predictions and are subject to known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from those anticipated by such statements. These factors include, but are not limited to, the Company’s ability to manage growth; integrate acquisitions; manage debt; meet development goals; and other important risks and uncertainties referenced and discussed under the heading titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in the forward-looking statements contained in this press release are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.

The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Contact:

Chanticleer Holdings, Inc.

Mike Pruitt, Chairman/CEO

Phone: 704.366.5122 x 1

mp@chanticleerholdings.com

Eric Lederer, CFO

Phone: 704.366.5736

elederer@chanticleerholdings.com

Press Information:

Chanticleer Holdings, Inc.

Investor Relations

Phone: 704.366.5122

ir@chanticleerholdings.com

Investor Relations

John Nesbett/Jennifer Belodeau

Institutional Marketing Services (IMS)

Phone 203.972.9200

jnesbett@institutionalms.com

Chanticleer Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	(Unaudited)
	June 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash	$983,211	$1,224,415
Accounts and other receivables	830,540	862,935
Inventories	499,452	569,545
Due from related parties	45,615	45,615
Prepaid expenses and other current assets	377,585	522,637
Assets of discontinued operations, current	1,673,507	593,430
TOTAL CURRENT ASSETS	4,409,909	3,818,576
Property and equipment, net	11,599,974	12,144,064
Goodwill	12,569,290	12,702,139
Intangible assets, net	6,635,823	6,776,936
Investments at fair value	11,480	31,322
Other investments	1,050,000	1,050,000
Deposits and other assets	297,482	292,870
Assets of discontinued operations	-	5,389,300
TOTAL ASSETS	$36,573,958	$42,205,207

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$5,401,930	$4,740,131
Current maturities of long-term debt and notes payable, net of discount of of $85,930 and $171,868, respectively	6,188,874	5,383,003
Current maturities of convertible notes payable, net of debt discount of $274,345 and $914,724, respectively	3,450,656	2,810,276
Current maturities of capital leases payable	25,087	39,303
Due to related parties	209,963	12,963
Deferred rent	117,627	683,793
Derivative liabilities	102,507	1,231,608
Liabilities of discontinued operations, current	1,832,550	1,279,955
TOTAL CURRENT LIABILITIES	17,329,194	16,181,033
Long-term debt, less current maturities, net of debt discount of $0 and $171,868, respectively	303,462	1,098,641
Capital leases payable, less current maturities	9,120	15,969
Deferred rent	2,048,671	1,740,012
Liabilities of discontinued operations	-	58,648
Deferred tax liabilities	1,421,612	1,353,771
TOTAL LIABILITIES	21,112,060	20,448,073

Stockholders’ equity:
Preferred stock: no par value; authorized 5,000,000 shares; none issued and outstanding	-	-
Common stock: $0.0001 par value; authorized 45,000,000 shares; issued and outstanding 21,957,147 and 21,337,247 shares, respectively	2,196	2,134
Additional paid in capital	55,739,045	55,365,597
Accumulated other comprehensive loss	(1,162,535)	(987,695)
Non-controlling interest	510,445	389,810
Accumulated deficit	(39,627,252)	(33,012,712)
TOTAL STOCKHOLDERS’ EQUITY	15,461,899	21,757,134
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$36,573,958	$42,205,207

Chanticleer Holdings, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss

	Three Months Ended		Six Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Revenue:
Restaurant sales, net	$10,525,629	$8,369,369	$20,330,320	$14,788,264
Gaming income, net	97,978	71,749	197,511	166,422
Management fee income - non-affiliates	25,000	25,000	50,000	50,000
Franchise income	103,387	134,939	285,939	150,998
Total revenue	10,751,994	8,601,057	20,863,770	15,155,684
Expenses:
Restaurant cost of sales	3,445,116	2,888,532	6,695,086	5,152,437
Restaurant operating expenses	5,737,169	4,886,651	11,252,183	8,628,027
Restaurant pre-opening and closing expenses	-	336,580	7,555	339,339
General and administrative expenses	1,374,835	1,803,227	3,049,715	3,512,874
Depreciation and amortization	577,942	272,306	1,148,382	619,255
Total expenses	11,135,061	10,187,295	22,152,920	18,251,932
Operating loss from continuing operations	(383,067)	(1,586,238)	(1,289,150)	(3,096,249)
Other (expense) income
Interest expense	(650,478)	(1,373,797)	(1,251,405)	(2,078,649)
Change in fair value of derivative liabilities	513,439	232,854	1,129,101	570,907
Loss on extinguishment of debt	-	(170,089)	-	(170,089)
Other income (expense)	(27,706)	265,542	(19,969)	103,146
Total other (expense) income	(164,745)	(1,045,490)	(142,273)	(1,574,685)
Loss from continuing operations before income taxes	(547,812)	(2,631,729)	(1,431,424)	(4,670,934)
Income tax benefit (expense)	(51,405)	7,783	(85,393)	43,252
Loss from continuing operations	(599,217)	(2,623,945)	(1,516,817)	(4,627,682)
Discontinued operations
Loss from operation of discontinued operations, net of tax	(556,528)	(929,503)	(1,235,909)	(929,503)
Loss on write down of assets	(3,876,161)	-	(3,876,161)	-
Consolidated net loss	(5,031,906)	(3,553,448)	(6,628,887)	(5,557,185)
Less: Net loss (income) attributable to non-controlling interest	(21,375)	(2,462)	14,365	(14,524)
Net loss attributable to Chanticleer Holdings, Inc.	$(5,053,281)	$(3,555,911)	$(6,614,522)	$(5,571,708)

Net loss attributable to Chanticleer Holdings, Inc.:
Loss from continuing operations	$(620,592)	$(2,626,408)	$(1,502,452)	$(4,642,205)
Loss from discontinued operations	(4,432,689)	(929,503)	(5,112,070)	(929,503)
Net loss attributable to Chanticleer Holdings, Inc.	$(5,053,281)	$(3,555,911)	$(6,614,522)	$(5,571,708)

Other comprehensive loss:
Unrealized gain (loss) on available-for-sale securities	$(22,381)	$-	$(24,501)	$-
Foreign currency translation (loss) gain	(307,543)	(160,246)	(109,140)	(1,464,726)
Total other comprehensive loss	(329,924)	(160,246)	(133,641)	(1,464,726)
Comprehensive loss	$(5,383,205)	$(3,716,157)	$(6,748,163)	$(7,036,434)

Net loss attributable to Chanticleer Holdings, Inc. per common share, basic and diluted:
Continuing operations attributable to common stockholders, basic and diluted	$(0.03)	$(0.21)	$(0.07)	$(0.50)
Discontinued operations attributable to common stockholders, basic and diluted	$(0.21)	$(0.07)	$(0.24)	$(0.10)
Weighted average shares outstanding, basic and diluted	21,522,818	12,455,828	21,430,033	9,314,030

Chanticleer Holdings, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

	June 30, 2016	June 30, 2015
Cash flows from operating activities:
Net loss	$(6,628,887)	$(5,557,185)
Net loss from discontinued operations	5,112,070	929,503
Net loss from continuing operations	(1,516,817)	(4,627,682)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,148,382	619,255
Loss on disposal of property and equipment	-	472,770
Common stock and warrants issued for services	24,510	-
Common stock and warrants issued for interest	349,000	186,830
Amortization of debt discount	726,317	1,592,414
Amortization of warrants	-	22,375
Change in assets and liabilities:
Accounts and other receivables	32,395	78,096
Prepaid and other assets	140,440	(84,757)
Inventory	73,315	65,096
Accounts payable and accrued liabilities	502,777	161,062
Change in amounts payable to related parties	197,000	1,166
Derivative liabilities	(1,129,101)	(570,907)
Deferred income taxes	67,841	(68,664)
Deferred rent	(257,507)	(331,367)
Net cash provided by (used in) operating activities from continuing operations	358,551	(2,484,311)
Net cash used in operating activities from discontinued operations	(75,000)	(433,779)
Net cash provided by (used in) operating activities	283,551	(2,918,090)

Cash flows from investing activities:
Purchase of property and equipment	(392,829)	(664,127)
Cash paid for acquisitions, net of cash acquired	(72,215)	(4,265,429)
Proceeds from sale of investments	8,902	-
Net cash used in investing activities from continuing operations	(456,142)	(4,929,556)

Cash flows from financing activities:
Proceeds from sale of common stock and warrants	-	8,961,213
Loan proceeds	125,000	2,204,369
Loan repayments	(206,267)	(760,138)
Capital lease payments	(10,783)	(27,405)
Contribution of non-controlling interest	46,911	-
Net cash (used in) provided by financing activities from continuing operations	(45,139)	10,378,039
Effect of exchange rate changes on cash	(23,474)	(4,944)
Net increase (decrease) in cash	(241,204)	2,525,449
Cash, beginning of period	1,224,415	180,534
Cash, end of period	$983,211	$2,705,983

Chanticleer Holdings, Inc. and Subsidiaries

Reconcilation of Net Loss to EBITDA

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015

Loss from continuing operations	$(599,217)	$(2,623,945)	$(1,516,817)	$(4,627,682)
Interest expense	650,478	1,373,797	1,251,405	2,078,649
Income tax	51,405	(7,783)	85,393	(43,252)
Depreciation and amortization	577,942	272,306	1,148,382	619,255
EBITDA	$680,608	$(985,625)	$968,363	$(1,973,030)
Restaurant pre-opening and closing expenses	-	336,580	7,555	339,339
Change in fair value of derivative liabilities	(513,439)	(232,854)	(1,129,101)	(570,907)
Loss on extinguishment of debt	-	170,089	-	170,089
Transaction-related expenses	-	384,430	98,399	820,145
Other income	27,706	(265,542)	19,969	(103,146)
Adjusted EBITDA	$194,875	$(592,922)	$(34,815)	$(1,317,510)
General and administrative expenses	1,374,835	1,418,797	2,951,316	2,692,729
Franchise revenues	(103,387)	(134,939)	(285,939)	(150,998)
Management fee revenue	(25,000)	(25,000)	(50,000)	(50,000)
Restaurant EBITDA	$1,441,323	$665,936	$2,580,562	$1,174,221